Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone:  440/632-1666    FAX:  440/632-1700

www.middlefieldbank.bank

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2020 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 27, 2020 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2020 first quarter ended March 31, 2020.

2020 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net interest margin remained stable at 3.63%, compared to 3.69%
•	Nonperforming assets declined 16.4% to $8.9 million
•	Charge-offs declined 42.9% to $0.3 million
•	Net income impacted by $2.7 million provision associated with an increase in the allowance for loan losses as a result of the COVID-19 crisis
•	Allowance for loan losses to total loans increased to 0.93%, compared to 0.72%
•	Hospitality and restaurant sectors were only 4.3% and 1.7%, respectively, of net loans at March 31, 2020
•	Book value increased 3.0% to $20.83 per share
•	Equity to assets increased 65 basis points to 10.93%

“The Middlefield Banking Company is committed to helping its customers and communities respond to the significant financial challenges caused by the COVID-19 pandemic,” stated Thomas G. Caldwell, President and Chief Executive Officer. “Over the past several weeks, Middlefield has helped nearly 560 small businesses receive over $90 million of support through the March 2020 CARES Act. This process has required a significant amount of time and resources from across our organization. I am extremely proud of our associates for their response to the crisis and their dedication providing essential financial services to our communities.”

“We ended the 2020 first quarter with a strong financial position and capital levels. Our net interest margin has remained stable over the past 12 months, despite a declining rate environment and significant competition for loans and deposits. Net income would have also been stable, but we prudently took a $2.7 million provision during the first quarter to increase our allowance for loan losses. We are confident in our conservative and disciplined approach to credit and risk management, however the economic challenges caused by the COVID-19 crisis have had an impact on credit quality and cannot be discounted. Macroeconomic trends have yet to fully capture the impact of the COVID-19 crisis, but we believe underlying economic weaknesses in our markets existed on March 31, 2020. We expect further pressure on our net interest margin due to the recent 100 basis point reduction in the Federal Reserve target rate, and we will continue making the necessary adjustments to our allowance for loan losses as the COVID-19 crisis evolves.”

“We are focused on managing all aspects of the business that are under our control as we navigate the COVID-19 crisis and a lower rate environment, while supporting our customers, employees, communities, and shareholders. This includes pursuing near-term strategies that protect the health and safety of our employees and customers, control risk, proactively manage expenses, and support our dividend policy. As we respond to the COVID-19 crisis and the unprecedented environment it has created, I am thankful for the proven leadership team we have assembled and our loyal customers, employees, and shareholders.”

Income Statement

Net interest income for the 2020 first quarter was $10.0 million, compared to $10.2 million for the 2019 first quarter. The net interest margin for the 2020 first quarter was 3.63%, compared to 3.69% for the same period of 2019. For the 2020 first quarter, noninterest income was essentially unchanged from the same period last year, at $1.1 million. Noninterest expense for the 2020 first quarter decreased 3.3% to $7.3 million, from the 2019 first quarter.

Donald L. Stacy, Chief Financial Officer stated: “Throughout 2019, we remained focused on managing risk and pricing on loans, while prudently controlling our funding costs on deposits. While these strategies impacted loan growth last year, we ended the 2020 first quarter with a 16.4% year-over-year reduction in nonperforming assets, and a 42.9% year-over-year reduction in charge-offs. As a result, we entered this challenging market environment with improved asset quality trends. However, since the COVID-19 crisis began, we have experienced an increase in requests for deferrals and we are working on providing temporary relief to our customers. With an equity to assets ratio of 10.93%, we have strong liquidity and have access to additional liquidity sources if needed to navigate this challenging period.”

Balance Sheet

Total assets at March 31, 2020, decreased 5.2% to $1.21 billion, compared to $1.28 billion at March 31, 2019. Net loans at March 31, 2020, were $988.8 million, compared to $997.3 million at March 31, 2019. The 0.9% year-over-year decrease in net loans was primarily a result of a $35.5 million decrease in multifamily commercial real estate loans, and a $15.4 million decline in non-owner occupied commercial real estate loans, partially offset by a $21.0 million increase in commercial and industrial loans, and an $11.9 million increase in construction and other loans.

Total deposits at March 31, 2020, was $1.00 billion, compared to $1.04 billion at March 31, 2019. The 3.5% decrease in deposits was primarily a result of lower time, money market, and saving deposits, partially offset by higher noninterest-bearing and interest-bearing demand accounts. The investment portfolio, classified as available for sale, was $103.0 million at March 31, 2020, compared with $98.1 million at March 31, 2019.

Stockholders’ Equity and Dividends

At March 31, 2020, stockholders’ equity increased 0.8% to $132.7 million compared to $131.7 million at March 31, 2019. On a per share basis, shareholders’ equity at March 31, 2020, was $20.83 compared to $20.22, an increase of 3.0%, over the same period last year.

At March 31, 2020, tangible stockholders’ equity(1) increased 1.2% to $115.6 million for the 2020 first quarter, compared to $114.3 million at March 31, 2019. On a per-share basis, tangible stockholders’ equity(1) was $18.16 at March 31, 2020, compared to $17.55, an increase of 3.5%, at March 31, 2019.

During the 2020 first quarter, the Company paid cash dividends of $0.15 per share, compared to $0.14 per share for the first quarter last year.

At March 31, 2020, the Company had an equity to assets leverage ratio of 10.93%, compared to 10.28% at March 31, 2019.

Asset Quality

The provision for loan losses for the 2020 first quarter was $2.7 million, compared to $240,000 for the same period a year ago. Most of the increased provision is the result of increases to the current economic conditions qualitative factors. Nonperforming assets at March 31, 2020, were $8.9 million, compared to $10.6 million at March 31, 2019. Net charge-offs were $264,000, or 0.11% of average loans, annualized, during the 2020 first quarter, compared to net charge-offs of $462,000, or 0.19% of average loans, annualized, at March 31, 2019. The allowance for loan losses at March 31, 2020, stood at $9.2 million, or 0.93% of total loans, compared to $7.2 million, or 0.72% of total loans at March 31, 2019.

COVID-19 Update

The following table provides information with respect to our commercial loans by type at March 31, 2020.

At Risk

Type	Number of Loans	Balance (in thousands)	% of Total Loans
Residential non-owner occupied	337	$142,725	14.30%
Retail	220	197,073	19.75%
Restaurant/food service/bar	48	16,868	1.69%
Hospitality and tourism	32	45,225	4.53%
Self-storage facility	29	25,622	2.57%
Other	121	14,218	1.42%

Total	787	$441,731	44.26%

The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, was signed into law on March 27, 2020, and provides over $2.0 trillion in emergency economic relief to individuals and businesses impacted by the COVID-19 pandemic. The CARES Act authorized the Small Business Administration (“SBA”) to temporarily guarantee loans under a new 7(a) loan program called the Paycheck Protection Program (“PPP”).

As a qualified SBA lender, we were automatically authorized to originate PPP loans.

An eligible business can apply for a PPP loan up to the greater of: (1) 2.5 times its average monthly payroll costs; or (2) $10.0 million. PPP loans will have: (a) an interest rate of 1.0%, (b) a two-year loan term to maturity; and (c) principal and interest payments deferred for six months from the date of disbursement. The SBA will guarantee 100% of the PPP loans made to eligible borrowers. The entire principal amount of the borrower’s PPP loan, including any accrued interest, is eligible to be reduced by the loan forgiveness amount under the PPP so long as employee and compensation levels of the business are maintained and 75% of the loan proceeds are used for payroll expenses, with the remaining 25% of the loan proceeds used for other qualifying expenses.

As of April 22, 2020, we approved 558 applications for up to $90.7 million of loans under the PPP.

As of April 21, 2020, we received requests to modify 261 loans aggregating $164.5 million. As of April 21, 2020, we modified 188 loans aggregating $107.0 million primarily consisting of the deferral of principal and interest payments and the extension of the maturity date. The remaining modifications are in process and are expected to be completed.

Details with respect to actual loan modifications are as follows:

Deferrals

Type	Number of Loans	Balance (in thousands)	% of Total Loans
Residential non-owner occupied	9	$2,297	0.23%
Office	9	1,776	0.18%
Retail	41	52,443	5.25%
Restaurant/food service/bar	8	3,320	0.33%
Hospitality and tourism	8	4,638	0.46%
Other	113	42,547	4.26%

Total	188	$107,021	10.71%

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.21 billion at March 31, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1) This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	March 31,	December 31,		September 30,		June 30,		March 31,
Balance Sheets (period end)	2020	2019		2019		2019		2019
ASSETS
Cash and due from banks	$53,533	$35,113	$	118,956	$	133,372	$	121,045
Federal funds sold	1,800	-		1,069		2,010		-

Cash and cash equivalents	55,333	35,113		120,025		135,382		121,045
Equity securities, at fair value	550	710		628		660		674
Investment securities available for sale, at fair value	102,959	105,733		105,041		98,809		98,114
Loans held for sale	513	1,220		791		431		1,230
Loans:
Commercial real estate:
Owner occupied	113,272	102,386		106,839		109,944		107,084
Non-owner occupied	292,775	302,180		312,049		307,562		308,134
Multifamily	52,276	62,028		70,633		75,252		87,768
Residential real estate	233,900	234,798		236,280		232,168		230,618
Commercial and industrial	106,797	89,527		85,861		85,520		85,756
Home equity lines of credit	114,933	112,248		111,459		113,662		109,865
Construction and other	71,186	66,680		60,957		58,161		59,322
Consumer installment	12,861	14,411		15,204		15,963		15,937

Total loans	998,000	984,258		999,282		998,232		1,004,484
Less allowance for loan and lease losses	9,244	6,768		7,001		7,304		7,206

Net loans	988,756	977,490		992,281		990,928		997,278
Premises and equipment, net	17,653	17,874		17,182		16,788		15,741
Goodwill	15,071	15,071		15,071		15,071		15,071
Core deposit intangibles	1,973	2,056		2,141		2,227		2,312
Bank-owned life insurance	16,618	16,511		16,403		16,294		16,185
Accrued interest receivable and other assets	14,513	10,697		11,015		11,832		13,285

TOTAL ASSETS	$1,213,939	$1,182,475	$	1,280,578	$	1,288,422	$	1,280,935

	March 31,	December 31,		September 30,		June 30,		March 31,
	2020	2019		2019		2019		2019
LIABILITIES
Deposits:
Noninterest-bearing demand	$206,372	$191,370	$	199,235	$	198,817	$	194,298
Interest-bearing demand	125,184	107,844		107,033		94,266		107,246
Money market	156,556	160,826		155,419		152,885		178,668
Savings	175,468	192,003		182,005		194,505		184,662
Time	340,130	368,800		390,721		411,034		375,357

Total deposits	1,003,710	1,020,843		1,034,413		1,051,507		1,040,231

Short-term borrowings	60,000	5,075		92,000		85,000		91,000
Other borrowings	12,662	12,750		12,359		12,449		11,518
Accrued interest payable and other liabilities	4,880	6,032		5,893		5,206		6,487

TOTAL LIABILITIES	1,081,252	1,044,700		1,144,665		1,154,162		1,149,236

STOCKHOLDERS’ EQUITY *
Common stock, no par value; 10,000,000 shares authorized, 7,298,829 shares issued, 6,369,467 shares outstanding as of March 31, 2020	86,722	86,617		86,617		86,590		86,437
Retained earnings	65,140	65,063		62,886		60,517		58,139
Accumulated other comprehensive (loss) income	(2,237)	1,842		2,157		1,377		641
Treasury stock, at cost; 929,362 shares as of March 31, 2020	(16,938)	(15,747)		(15,747)		(14,224)		(13,518)

TOTAL STOCKHOLDERS’ EQUITY	132,687	137,775		135,913		134,260		131,699

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,213,939	$1,182,475	$	1,280,578	$	1,288,422	$	1,280,935

* All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
Statements of Income	2020		2019		2019		2019		2019

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$	12,078	$	12,392	$	12,804	$	12,706	$	12,488
Interest-earning deposits in other institutions		94		124		193		169		187
Federal funds sold		21		22		24		25		7
Investment securities:
Taxable interest		157		197		206		214		179
Tax-exempt interest		629		661		613		553		565
Dividends on stock		30		40		45		53		58

Total interest and dividend income		13,009		13,436		13,885		13,720		13,484

INTEREST EXPENSE
Deposits		2,865		3,014		3,173		3,277		2,945
Short-term borrowings		35		34		42		79		213
Other borrowings		76		80		92		95		96

Total interest expense		2,976		3,128		3,307		3,451		3,254

NET INTEREST INCOME		10,033		10,308		10,578		10,269		10,230

Provision for loan losses		2,740		460		80		110		240

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES		7,293		9,848		10,498		10,159		9,990

NONINTEREST INCOME
Service charges on deposit accounts		553		577		571		530		508
Investment securities gains on sale, net		-		-		4		190		-
(Loss) gain on equity securities		(160)		82		(32)		(14)		58
Earnings on bank-owned life insurance		107		108		109		109		105
Gains on sale of loans		114		148		128		98		59
Other income		460		390		325		386		402

Total noninterest income		1,074		1,305		1,105		1,299		1,132

NONINTEREST EXPENSE
Salaries and employee benefits		3,524		4,049		4,272		4,078		4,124
Occupancy expense		550		580		535		496		553
Equipment expense		273		270		244		291		235
Data processing costs		666		614		580		549		465
Ohio state franchise tax		268		262		262		261		259
Federal deposit insurance expense		123		-		-		100		130
Professional fees		349		448		401		403		431
Advertising expense		209		128		202		200		203
Software amortization expense		141		159		182		152		145
Core deposit intangible amortization		83		85		86		85		85
Other expense		1,066		783		909		867		870

Total noninterest expense		7,252		7,378		7,673		7,482		7,500

Income before income taxes		1,115		3,775		3,930		3,976		3,622
Income taxes		74		634		661		686		611

NET INCOME	$	1,041	$	3,141	$	3,269	$	3,290	$	3,011

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Per common share data (5)
Net income per common share - basic	$0.16	$0.48	$0.51	$0.51	$0.46
Net income per common share - diluted	$0.16	$0.48	$0.50	$0.50	$0.46
Dividends declared per share	$0.15	$0.15	$0.14	$0.14	$0.14
Book value per share (period end)	$20.83	$21.45	$21.16	$20.70	$20.22
Tangible book value per share (period end) (2) (3)	$18.16	$18.78	$18.48	$18.04	$17.55
Dividends declared	$964	$964	$900	$912	$909
Dividend yield	3.82%	2.28%	2.37%	2.74%	2.76%
Dividend payout ratio	92.60%	30.69%	27.53%	27.72%	30.19%
Average shares outstanding - basic	6,417,109	6,423,543	6,458,258	6,502,508	6,498,278
Average shares outstanding - diluted	6,429,443	6,455,387	6,479,066	6,514,946	6,510,568
Period ending shares outstanding	6,369,467	6,423,630	6,423,130	6,485,170	6,512,740

Selected ratios
Return on average assets	0.35%	1.04%	1.07%	1.09%	1.01%
Return on average equity	3.01%	8.87%	9.41%	9.79%	9.36%
Return on average tangible common equity (2) (4)	3.43%	10.11%	10.76%	11.23%	10.80%
Efficiency (1)	63.47%	61.75%	63.93%	63.03%	64.30%
Equity to assets at period end	10.93%	11.65%	10.61%	10.42%	10.28%
Noninterest expense to average assets	0.61%	0.61%	0.64%	0.62%	0.62%

(1)  The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income

(2)  See reconciliation of non-GAAP measures below

(3)  Calculated by dividing tangible common equity by shares outstanding

(4)  Calculated by dividing annualized net income for each period by average tangible common equity

(5)  All share and per share information has been adjusted for the two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Yields	2020	2019	2019	2019	2019
Interest-earning assets:
Loans receivable (2)	4.95%	4.97%	5.09%	5.08%	5.07%
Investment securities (2)	3.62%	3.94%	3.80%	3.79%	3.72%
Interest-earning deposits with other banks	1.40%	1.65%	2.31%	2.21%	2.26%
Total interest-earning assets	4.69%	4.75%	4.86%	4.86%	4.84%
Deposits:
Interest-bearing demand deposits	0.42%	0.41%	0.39%	0.36%	0.30%
Money market deposits	1.41%	1.41%	1.43%	1.40%	1.58%
Savings deposits	0.50%	0.62%	0.68%	0.69%	0.81%
Certificates of deposit	2.12%	2.18%	2.18%	2.35%	2.15%
Total interest-bearing deposits	1.39%	1.43%	1.48%	1.56%	1.46%
Non-Deposit Funding:
Borrowings	1.62%	2.52%	3.03%	2.70%	2.57%
Total interest-bearing liabilities	1.40%	1.46%	1.51%	1.59%	1.52%
Cost of deposits	1.13%	1.15%	1.20%	1.26%	1.17%
Cost of funds	1.14%	1.17%	1.23%	1.29%	1.24%
Net interest margin (1)	3.63%	3.66%	3.72%	3.65%	3.69%

(1)  Net interest margin represents net interest income as a percentage of average interest-earning assets.

(2)  Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset quality data	2020	2019	2019	2019	2019
(Dollar amounts in thousands)

Nonaccrual loans	$8,405	$8,879	$10,053	$10,671	$10,472
90 day past due and accruing	-	-	-	58	-

Nonperforming loans (1)	8,405	8,879	10,053	10,729	10,472
Other real estate owned	456	155	89	89	126

Nonperforming assets	$8,861	$9,034	$10,142	$10,818	$10,598

Allowance for loan losses	$9,244	$6,768	$7,001	$7,304	$7,206
Allowance for loan losses/total loans	0.93%	0.69%	0.70%	0.73%	0.72%
Net charge-offs:
Quarter-to-date	$264	$693	$383	$12	$462
Net charge-offs to average loans, annualized:
Quarter-to-date	0.11%	0.28%	0.15%	0.00%	0.19%

Nonperforming loans/total loans	0.84%	0.90%	1.01%	1.07%	1.04%
Allowance for loan losses/nonperforming loans	109.98%	76.22%	69.64%	68.08%	68.81%
Nonperforming assets/total assets	0.73%	0.76%	0.79%	0.84%	0.83%
(1) Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity *	For the Three Months Ended

(Dollar amounts in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Stockholders’ Equity	$132,687	$137,775	$135,913	$134,260	$131,699
Less Goodwill and other intangibles	17,044	17,127	17,212	17,298	17,383

Tangible Common Equity	$115,643	$120,648	$118,701	$116,962	$114,316

Shares outstanding	6,369,467	6,423,630	6,423,130	6,485,170	6,512,740

Tangible book value per share	$18.16	$18.78	$18.48	$18.04	$17.55

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Average Stockholders’ Equity	$139,208	$140,475	$137,843	$134,836	$130,450
Less Average Goodwill and other intangibles	17,085	17,169	17,254	17,339	17,422

Average Tangible Common Equity	$122,123	$123,306	$120,589	$117,497	$113,028

Net income	$1,041	3,141	3,269	3,290	3,011

Return on average tangible common equity (annualized)	3.43%	10.11%	10.76%	11.23%	10.80%

*	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands)

	For the Three Months Ended
	March 31,			March 31,
	2020			2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$984,034	$12,078	4.95%	$1,000,343	$12,488	5.07%
Investment securities (3)	105,894	786	3.62%	97,484	744	3.72%
Interest-earning deposits with other banks (4)	41,717	145	1.40%	45,283	252	2.26%

Total interest-earning assets	1,131,645	13,009	4.69%	1,143,110	13,484	4.84%

Noninterest-earning assets	65,003			60,576

Total assets	$1,196,648			$1,203,686

Interest-bearing liabilities:
Interest-bearing demand deposits	$113,691	$119	0.42%	$96,402	$72	0.30%
Money market deposits	158,008	552	1.41%	194,236	755	1.58%
Savings deposits	183,137	226	0.50%	207,848	417	0.81%
Certificates of deposit	373,866	1,968	2.12%	320,243	1,701	2.15%
Short-term borrowings	14,808	35	0.95%	35,390	213	2.44%
Other borrowings	12,703	76	2.41%	13,447	96	2.90%

Total interest-bearing liabilities	856,213	2,976	1.40%	867,566	3,254	1.52%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	195,411			198,286
Other liabilities	5,816			7,384
Stockholders’ equity	139,208			130,450

Total liabilities and stockholders’ equity	$1,196,648			$1,203,686

Net interest income		$10,033			$10,230

Interest rate spread (1)			3.29%			3.32%
Net interest margin (2)			3.63%			3.69%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.17%			131.76%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $189 and $170 for the three months ended March 31, 2020 and 2019, respectively.

(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	March 31,			December 31,
	2020			2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$984,034	$12,078	4.95%	$990,106	$12,392	4.97%
Investment securities (3)	105,894	786	3.62%	104,139	858	3.94%
Interest-earning deposits with other banks (4)	41,717	145	1.40%	44,816	186	1.65%

Total interest-earning assets	1,131,645	13,009	4.69%	1,139,061	13,436	4.75%

Noninterest-earning assets	65,003			64,303

Total assets	$1,196,648			$1,203,364

Interest-bearing liabilities:
Interest-bearing demand deposits	$113,691	$119	0.42%	$108,015	$112	0.41%
Money market deposits	158,008	552	1.41%	157,117	557	1.41%
Savings deposits	183,137	226	0.50%	198,577	309	0.62%
Certificates of deposit	373,866	1,968	2.12%	370,404	2,036	2.18%
Short-term borrowings	14,808	35	0.95%	5,330	34	2.53%
Other borrowings	12,703	76	2.41%	12,602	80	2.52%

Total interest-bearing liabilities	856,213	2,976	1.40%	852,045	3,128	1.46%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	195,411			207,793
Other liabilities	5,816			3,051
Stockholders’ equity	139,208			140,475

Total liabilities and stockholders’ equity	$1,196,648			$1,203,364

Net interest income		$10,033			$10,308

Interest rate spread (1)			3.29%			3.29%
Net interest margin (2)			3.63%			3.66%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.17%			133.69%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $189 and $197 for the three months ended March 31, 2020 and December 31, 2019, respectively.

(4)	Includes dividends received on restricted stock.